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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: February 25, 1998


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
---------------------

     As previously reported, New England Electric System (NEES) subsidiaries have been seeking approval from various state and federal regulatory agencies for the sale of their nonnuclear generating business to PG&E Corporation's affiliate, U.S. Gen New England, Inc. (USGen). Several parties have objected to the sale on various grounds, including allegations that following the sale, USGen would be able to exercise unlawful levels of market power. On February 25, 1998, the Federal Energy Regulatory Commission (FERC) issued an order that rejected the market power allegations, approved the sale, and conditionally approved most supporting filings. While the timing of receipt of final regulatory approvals is uncertain, receipt of all approvals is unlikely before mid-1998. Closing is contingent upon all regulatory approvals being obtained by February 1999.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM

                                  s/Michael E. Jesanis

                              By
                                 Michael E. Jesanis
                                 Senior Vice President and
                                 Chief Financial Officer

Date: March 3, 1998










The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.